UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2020, Torchlight Energy Resources, Inc., along with its subsidiaries Hudspeth Oil Corporation, Torchlight Hazel, LLC and Torchlight Energy, Inc., entered into a Note Amendment Agreement with each of the David A. Straz, Jr. Foundation, as a lender (the “Straz Foundation”), and a Note Amendment Agreement with the David A. Straz, Jr. Irrevocable Trust DTD 11/11/1986, as a lender and collateral agent (the “Straz Trust”), and The Northern Trust Company and Christopher M. Straz, as co-trustees of the Straz Trust. Under the Note Amendment Agreements, the parties agreed to amend and restate the two promissory notes issued to the Straz Trust on April 10, 2017 and February 6, 2018 that have a total outstanding principal amount of $8,500,000, along with the promissory note issued to the Straz Foundation on April 10, 2017 which has an outstanding principal amount of $4,000,000. Under the Note Amendment Agreements, the maturity dates of the two promissory notes held by the Straz Trust were extended to April 10, 2021. We had previously extended the maturity date of the promissory note held by the Straz Foundation to April 10, 2021, as disclosed in the current report we filed on February 20, 2020.

Under the Note Amendment Agreements, we and our subsidiaries provided a first priority lien on certain collateral in favor of the collateral agent for the benefit of the lenders. The collateral includes all assets and property held by Hudspeth Oil Corporation and Torchlight Hazel, LLC, which includes without limitation our working interest in certain oil and gas leases in Hudspeth County, Texas, known as the “Orogrande Project” and our working interest in certain oil and gas leases in the Midland Basin in West Texas, known as the “Hazel Project.” Further, these subsidiaries, along with Torchlight Energy, Inc., provided guaranties with respect to payment of the three promissory notes. The Note Amendment Agreements also provide that (a) upon any disposition of less than 100% of Borrower’s right, title and interest in and to the Orogrande Project or the Hazel Project, we must prepay an amount equal to 75% of the proceeds thereof (up to the outstanding amount due under the notes), unless such disposition results in us owning less than a 45% working interest (on an 8/8ths basis) in the Orogrande Project or the Hazel Project, in which case the prepayment amount is to be equal to 100% of such proceeds (up to the outstanding amount due under the notes); and (b) upon any disposition of 100% of our right, title and interest in and to the Orogrande Project or the Hazel Project, we must prepay an amount equal to 100% of the proceeds thereof (up to the outstanding amount due under the notes).

Additionally, the promissory notes, as amended, now provide conversion rights whereby the lenders will have the right, at each such lender’s option, to convert any portion of principal and interest into shares of common stock of Torchlight Energy Resources, Inc. at a conversion price of $1.50 per share.

The Note Amendment Agreements also provide that no later 20 days following closing, we must pay: (a) to the lenders all past due interest that has accrued on the existing promissory notes, and (b) to the Straz Trust a fee of $170,000. Further, the agreements have certain negative covenants regarding related party transactions, dividends, stock repurchases, grants of liens on other assets, and payment of accrued executive compensation. There are also typical affirmative covenants regarding legal compliance and payment of taxes. The agreements also provide certain notice and disclosure requirements, including notice of material events, such as defaults under other obligations and litigation.

All other terms and conditions of the three original promissory notes remain substantially unchanged, including without limitation, monthly payments of interest only at the rate of 12% per annum, with a balloon payment of the outstanding principal due and payable at maturity, and annual payments of common stock at the rate of 2.5% of the principal amount outstanding, based on a volume-weighted average price.

In connection with the collateralization of the Orogrande Project under the Note Amendment Agreements, our chairman Gregory McCabe and his company McCabe Petroleum Corporation executed the related Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production from Hudspeth Oil Corporation solely to acknowledge and agree that their respective reversionary interests in and to that collateral through the related participation agreement are not excluded from the collateral, and are accordingly encumbered by the lien and security interest of the mortgage.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the amendments to the promissory notes referenced in Item 1.01 of this current report, which disclosure is incorporated herein by reference, we provided such lenders the right to convert the principal and interest under such promissory notes into our common stock, as referenced in Item 1.01. The addition of this conversion feature may be deemed a sale of equity securities in a transaction that is not registered under the Securities Act of 1933.

The above sales (or deemed sales) of securities were sold under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The issuances of securities did not involve a “public offering” based upon the following factors: (i) the issuances of securities were isolated private transactions; (ii) a limited number of securities were issued to a limited number of purchasers; (iii) there were no public solicitations; (iv) the investment intent of the purchasers; and (v) the restriction on transferability of the securities issued.

Item 8.01 Other Events.

Extension of Convertible Promissory Notes

On April 21, 2020, Torchlight Energy Resources, Inc. entered into agreements to amend two convertible promissory notes that were originally issued on February 11, 2019, which notes presently have a total of $2,000,000 in principal outstanding. Under the amendment agreements, (a) the maturity dates were extended from May 11, 2020 to November 11, 2021, (b) the conversion price under which the noteholders may convert into out common stock was changed from $1.08 to $0.43, and (c) the noteholders were provided the right, at each noteholder’s election, to convert their notes into either (i) a working interest in the Orogrande Project at the rate of one acre per $1,100 of principal and unpaid interest converted, or (ii) a working interest in the Hazel Project at the rate of one acre per $1,300 of principal and unpaid interest converted; provided, that the noteholders’ right to convert into either such working interest is subject to approval of the collateral agent of the Note Amendment Agreements described in Item 1.01 above.

Under the note amendments, the noteholders agreed to forebear demand or collection on all interest payments due and payable under the Note, including any past due interest payments, for 20 days after the execution of the Note Amendment Agreements described in Item 1.01. Further, we agreed to (a) issue each holder 20,000 restricted shares of common stock immediately and (b) pay each holder a fee of $10,000, at the same time as the payment of past due interest is paid.

These two promissory notes will continue to provide for monthly payments of interest only at the rate of 14% per annum, with a balloon payment of the outstanding principal due and payable at maturity.

Nasdaq Tolling of Price-based Compliance Requirements

As previously disclosed in our current report filed on November 25, 2020, on November 21, 2019 we received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market advising us that the staff had determined that we no longer meet the requirement of Listing Rule 5550(a)(2) which requires us to maintain a minimum bid price of $1 per share. The Listing Rules provide us with a compliance period of 180 calendar days in which to regain compliance.

On April 17, 2020, we received a letter from Listing Qualifications Staff advising us that, because of the unprecedented turmoil in U.S. and world financial markets over the last few weeks, Nasdaq has determined to toll the compliance periods for bid price and market value of publicly held shares requirements (collectively, the “Price-based Requirements”) through June 30, 2020. In that regard, on April 16, 2020, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission.

As a result, since we had 33 calendar days remaining in our bid compliance period as of April 16, 2020, we will, upon reinstatement of the Price-based Requirements, still have 33 calendar days from July 1, 2020, or until August 3, 2020, to regain compliance. We can regain compliance, either during the suspension or during the compliance period resuming after the suspension, if the closing bid price of our common stock is at least $1 for a minimum of 10 consecutive trading days.

In the event we do not regain compliance by August 3, 2020, we may be eligible for additional time. We are currently reviewing our options to regain compliance with the Nasdaq Listing Rules, but we have made no decisions at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: April 27, 2020	By: /s/ John A. Brda
John A. Brda
President

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